Exhibit 99.1

Transatlantic Holdings, Inc. Reports Strong Third Quarter 2010 Results

Book Value Per Share Increases 8.5% in the Quarter

Share Repurchase Authorization Increased to $200 Million

NEW YORK--(BUSINESS WIRE)--October 27, 2010--Transatlantic Holdings, Inc. (NYSE: TRH) today reported net income of $134 million, or $2.08 per common share (diluted), for the third quarter of 2010 compared to $153 million, or $2.28 per common share (diluted), for the third quarter of 2009. Net operating income for the third quarter of 2010 was $127 million, or $1.97 per common share (diluted), compared to $149 million, or $2.22 per common share (diluted), in the third quarter of 2009.

Third quarter 2010 net income and net operating income include $22 million of pre-tax net catastrophe costs (net of reinsurance and net reinstatement premiums), $19 million of which relate to the earthquake in New Zealand. The 2009 third quarter results include a reduction of catastrophe costs of $3 million. The determination of catastrophe costs involves a significant amount of judgment and is based on information available at the time of estimation.

Pre-tax catastrophe costs generate tax benefits totaling 35% over the full year in which such pre-tax costs are recorded. As a result of applying the effective tax rate method for interim periods, third quarter 2010 tax benefits related to catastrophe costs totaled $15 million. Additional tax benefits of $8 million, which relate to pre-tax catastrophe costs already reflected in 2010 thus far, will be recorded in the fourth quarter of 2010.

Commenting on the results, Robert F. Orlich, President and Chief Executive Officer, said, “Transatlantic reported strong earnings for the quarter, with operating cash flows topping $350 million. Book value per share grew 8.5% in the quarter and more than 13% year-to-date.

“Market conditions remain challenging and we continue to emphasize strict underwriting discipline; however, our unique blend of financial strength, breadth of products and strong leadership in key reinsurance markets worldwide enhances our ability to attract quality business opportunities.”

Other highlights in the third quarter of 2010 include:

  Net premiums written of $1.01 billion, increasing 4% over the prior year quarter, excluding the impact of foreign exchange.
  Net investment income of $124 million, a minimal increase compared to a year ago.
  Realized net capital gains of $11 million, which is net of ($1) million of other-than-temporary impairments charged to earnings. In the third quarter of 2009, realized net capital gains totaled $7 million, which is net of other-than-temporary impairment charges of ($16) million.
  Combined ratio of 94.0%. Pre-tax net catastrophe costs added 2.3 percentage points to the combined ratio in the third quarter of 2010. In the 2009 third quarter, the reduction of net catastrophe costs reduced the combined ratio by 0.3 percentage points. Net favorable loss reserve development related to prior accident years totaled $13 million in the 2010 quarter compared to net favorable development of $7 million a year ago. Each of the current and prior year third quarters includes $3 million of favorable development related to catastrophe losses from prior year events.
  Net operating cash flows of $356 million.
  Net loss and loss adjustment expense reserves of $8.12 billion at quarter-end, an increase of $152 million (including an increase of $83 million due to foreign exchange) during the quarter.
  Stockholders’ equity of $4.36 billion at quarter-end. During the quarter, TRH repurchased 512,200 shares of its outstanding common shares under its previous share repurchase program for $24.4 million and has repurchased a total of $168 million of its outstanding common shares since inception of the program in December 2009.
  Consolidated investments and assets of $13.13 billion and $15.88 billion, respectively, at quarter-end.
  Book value per common share of $68.96 at September 30, 2010, an increase of 8.5% during the quarter.

For the first nine months of 2010, net income totaled $260 million, or $3.99 per common share (diluted), compared to $341 million, or $5.10 per common share (diluted), for the first nine months of 2009. Net operating income for the first nine months of 2010 totaled $249 million, or $3.82 per common share (diluted), compared to $386 million, or $5.78 per common share (diluted), for the first nine months of 2009. The decrease in net income and net operating income for the nine month period was largely due to $180 million of net pre-tax catastrophe costs recorded in the first nine months of 2010, partially offset by related tax benefits of $55 million, compared to insignificant catastrophe costs in the first nine months of 2009. The decrease in net income was partially mitigated by the recognition of realized net capital gains in 2010 compared to significant realized net capital losses in 2009. The calculation of net operating income excludes the impact of realized net capital gains (losses) and (loss) gain on early extinguishment of debt, each net of tax.

TRH also announced today that its Board of Directors approved a new share repurchase program, which authorizes TRH to repurchase up to $200 million of its outstanding shares of common stock. This new share repurchase program supersedes the previous program approved in December 2009. The repurchase authorization allows TRH to acquire shares from time to time in open market purchases or privately negotiated transactions through December 31, 2012. The timing, form and amount of the share repurchases under the program will depend on a variety of factors, including market conditions, TRH’s capital position, legal and regulatory requirements and other factors. The Board may modify, extend or terminate the repurchase program at any time.

Caution concerning forward-looking statements:

This press release contains forward-looking statements, including management’s beliefs about financial, credit and industry market conditions and expectations regarding the aggregate net impact on TRH from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH’s Annual Report on Form 10-K for the year ended December 31, 2009 and TRH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 as well as its other and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

####

TRH will host a conference call on Thursday, October 28, 2010 at 11:00 a.m. (ET) to discuss third quarter 2010 results. The call will be webcast live on the Internet ― available through the Investor Information–News–Webcasts section of TRH’s website at www.transre.com. The live conference call can also be accessed by dialing 866-843-0890 (in the U.S.) or 412-317-9250 (International). The passcode for the conference call is 3212015.

Please refer to the Investor Information–News–Earnings Information section of TRH’s website at www.transre.com for a copy of the third quarter 2010 Financial Supplement which includes additional information on TRH’s financial performance.

After the completion of the call, an archived webcast will be available in the Investor Information section of TRH’s website. Until November 4, 2010, a replay of the call will be available by dialing 877-344-7529 (in the U.S.) or 412-317-0088 (International). The passcode to access the replay is 444336.

####

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich Reinsurance Company Ltd and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis ― structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

####

The performance of TRH is commonly assessed by analysts and others based on performance measures which are not defined under GAAP. Those measures include net operating income (“NOI”), NOI Per Common Share (diluted) and annualized operating return on equity (“Annualized Operating ROE”). NOI is defined as GAAP net income excluding realized net capital gains (losses) and the (loss) gain on early extinguishment of debt, net of taxes. NOI Per Common Share (diluted) represents NOI divided by average common shares outstanding on a diluted basis. Annualized Operating ROE is defined as NOI divided by the average of beginning and ending stockholders’ equity multiplied by four (for the three month periods) or four-thirds (for the nine month periods). In addition, GAAP annualized return on equity (“GAAP Annualized ROE”) is defined as GAAP net income divided by the average of beginning and ending stockholders’ equity multiplied by four (for the three month periods) or four-thirds (for the nine month periods). TRH uses these measures in analyzing its performance as these measures focus on the core fundamentals of TRH’s operations. While TRH considers realized net capital gains (losses) and the (loss) gain on early extinguishment of debt as integral parts of its business and results, such items are not indicative of the core fundamentals of TRH’s operations. TRH believes these measures are of interest to the investment community because they provide additional meaningful methods of evaluating certain aspects of TRH’s operating performance from period to period on bases that are not otherwise apparent under GAAP. These non-GAAP measures, namely, NOI, NOI Per Common Share (diluted) and Annualized Operating ROE should not be viewed as substitutes for GAAP net income, GAAP net income per common share on a diluted basis and GAAP Annualized ROE, respectively. Reconciliations of NOI, NOI Per Common Share (diluted) and Annualized Operating ROE to GAAP net income, GAAP net income per common share on a diluted basis and GAAP Annualized ROE, respectively, the most directly comparable GAAP measures, are included later in this press release.

TRH’s GAAP combined ratio and its components are presented in accordance with the methodology commonly used by insurance industry analysts and TRH's peers. The property and casualty insurance and reinsurance industries use the combined ratio as a measure of underwriting profitability. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio. The loss ratio represents net losses and loss adjustment expenses incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of the commission ratio and the other underwriting expense ratio. The commission ratio represents the sum of net commissions and the (increase) decrease in deferred policy acquisition costs expressed as a percentage of net premiums earned. The other underwriting expense ratio represents other underwriting expenses expressed as a percentage of net premiums earned.

Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses net of related reinsurance recoverable, and are presented in accordance with principles prescribed or permitted by insurance regulatory authorities.

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
Statement of Operations Data:
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Change	2010	2009	Change
		(in thousands, except per share data)
Revenues:
Net premiums written	$1,007,030	$972,572	3.5%	$2,980,918	$3,026,014	(1.5)%
(Increase) decrease in net unearned premiums	(48,739)	35,510		(56,280)	(13,133)
Net premiums earned	958,291	1,008,082	(4.9)	2,924,638	3,012,881	(2.9)
Net investment income	123,840	123,205	0.5	352,224	344,224	2.3
Realized net capital gains (losses):
Total other-than-temporary impairments	(804)	(21,946)		(13,849)	(88,182)
Less: other-than-temporary impairments
recognized in other comprehensive
income	-	6,093		6,713	6,565
Other-than-temporary impairments
charged to earnings	(804)	(15,853)		(7,136)	(81,617)
Other realized net capital gains	11,371	22,453		24,091	2,161
Total realized net capital gains (losses)	10,567	6,600		16,955	(79,456)
(Loss) gain on early extinguishment of debt	(115)	-		(115)	9,878
Total revenues	1,092,583	1,137,887	(4.0)	3,293,702	3,287,527	0.2

Expenses:
Net losses and loss adjustment expenses	633,056	657,765		2,070,923	2,011,426
Net commissions	236,538	222,854		709,879	703,987
(Increase) decrease in deferred policy
acquisition costs	(12,979)	6,867		(10,364)	(6,770)
Other underwriting expenses	44,187	38,671		133,015	107,214
Interest on senior notes	17,050	10,137		51,192	30,432
Other expenses, net	10,697	5,514		25,348	17,272
Total expenses	928,549	941,808		2,979,993	2,863,561

Income before income taxes	164,034	196,079	(16.3)	313,709	423,966	(26.0)
Income taxes	29,978	42,816		53,268	83,183
Net income	$134,056	$153,263	(12.5)	$260,441	$340,783	(23.6)

Net income per common share:
Basic	$2.11	$2.31	(8.6)%	$4.04	$5.13	(21.4)%
Diluted	2.08	2.28	(9.0)	3.99	5.10	(21.8)

Cash dividends declared per common share	$0.21	$0.20	5.0	$0.62	$0.59	5.1

Weighted average common shares outstanding:
Basic	63,553	66,384		64,520	66,374
Diluted	64,447	67,081		65,284	66,821

GAAP underwriting ratios:
Loss	66.1%	65.3%		70.8%	66.8%
Commission	23.3	22.8		23.9	23.1
Other underwriting expense	4.6	3.8		4.6	3.6
Underwriting expense	27.9	26.6		28.5	26.7
Combined	94.0%	91.9%		99.3%	93.5%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
As of September 30, 2010 and December 31, 2009

Balance Sheet Data:
	2010	2009
	(in thousands, except share data)
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 2010-$1,278,718; 2009-$1,271,397)	$1,190,897	$1,214,238
Available for sale, at fair value (amortized cost: 2010-$10,563,203; 2009-$9,281,934)	10,981,079	9,454,772
Equities, available for sale, at fair value (cost: 2010-$478,370; 2009-$440,924)	523,682	506,612
Other invested assets	263,108	256,437
Short-term investments, at cost (approximates fair value)	170,103	883,336
Total investments	13,128,869	12,315,395
Cash and cash equivalents	223,818	195,723
Accrued investment income receivable	153,783	148,055
Premium balances receivable, net	645,072	591,300
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	859,957	747,073
Deferred policy acquisition costs	247,954	237,466
Prepaid reinsurance premiums	80,604	60,251
Deferred tax assets, net	342,874	454,483
Other assets	201,095	193,913
Total assets	$15,884,026	$14,943,659
LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses	$8,959,011	$8,609,105
Unearned premiums	1,247,223	1,187,526
Senior notes	1,030,409	1,033,087
Other liabilities	286,529	79,561
Total liabilities	11,523,172	10,909,279

Preferred stock, $1.00 par value; shares authorized: 10,000,000; none issued	-	-
Common stock, $1.00 par value; shares authorized: 200,000,000; shares issued:
2010-67,549,733; 2009-67,431,121	67,550	67,431
Additional paid-in capital	306,811	283,036
Accumulated other comprehensive income	316,365	69,701
Retained earnings	3,860,252	3,639,200
Treasury stock, at cost: 2010-4,307,800 shares; 2009-1,048,500 shares of common stock	(190,124)	(24,988)
Total stockholders' equity	4,360,854	4,034,380
Total liabilities and stockholders' equity	$15,884,026	$14,943,659

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Condensed Cash Flow Data:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
		(in thousands)

Net cash provided by operating activities	$356,157	$300,755	$759,206	$776,548

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	335,883	137,287	742,695	487,713
Proceeds of fixed maturities available for sale redeemed or matured	152,493	209,332	550,353	464,909
Proceeds of equities available for sale sold	79,202	236,894	188,486	802,418
Purchase of fixed maturities available for sale	(851,866)	(322,878)	(2,560,237)	(1,225,548)
Purchase of equities available for sale	(81,321)	(182,284)	(188,214)	(722,908)
Net sale (purchase) of other invested assets	6,154	-	6,869	(24,784)
Net (purchase) sale of short-term investments	(36,004)	(389,672)	707,780	(490,832)
Change in other liabilities for securities in course of settlement	(36,230)	(14,179)	40,799	1,103
Other, net	-	7,898	-	(16,456)
Net cash used in investing activities	(431,689)	(317,602)	(511,469)	(724,385)

Cash flows from financing activities:
Dividends to stockholders	(12,758)	(13,276)	(39,389)	(38,497)
Common stock issued	241	63	(1,950)	(108)
Acquisition of treasury stock	(24,399)	-	(165,136)	-
Repurchase of senior notes	(3,105)	-	(3,105)	(15,479)
Other, net	(199)	2,010	(1,341)	1,453
Net cash used in financing activities	(40,220)	(11,203)	(210,921)	(52,631)

Effect of exchange rate changes on cash and cash equivalents	12,040	4,653	(8,721)	21,995

Change in cash and cash equivalents	(103,712)	(23,397)	28,095	21,527
Cash and cash equivalents, beginning of period	327,530	333,844	195,723	288,920
Cash and cash equivalents, end of period	$223,818	$310,447	$223,818	$310,447

Supplemental cash flow information:
Income taxes (paid), net	$(28,121)	$(28,851)	$(63,982)	$(42,751)
Interest (paid) on senior notes	(18)	-	(34,544)	(20,110)

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Comprehensive Income Data:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
		(in thousands)

Net income	$134,056	$153,263	$260,441	$340,783

Other comprehensive income:
Net unrealized appreciation of investments, net of tax:
Net unrealized holding losses of fixed maturities on which
other-than-temporary impairments were taken	-	(6,093)	(6,713)	(6,565)
Net unrealized holding gains on all other securities	239,672	499,309	271,086	730,002
Reclassification adjustment for (gains) losses included in
net income	(20,320)	(12,219)	(39,690)	71,294
Deferred income tax charge on above	(76,773)	(168,348)	(78,639)	(278,155)
	142,579	312,649	146,044	516,576

Net unrealized currency translation gain, net of tax:
Net unrealized currency translation gain	96,092	50,271	154,800	29,974
Deferred income tax charge on above	(33,632)	(17,595)	(54,180)	(10,491)
	62,460	32,676	100,620	19,483

Other comprehensive income	205,039	345,325	246,664	536,059

Comprehensive income	$339,095	$498,588	$507,105	$876,842

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Reconciliation of Non-GAAP Measures:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(dollars in thousands, except per share amounts)

Net income	$134,056	$153,263	$260,441	$340,783
Total realized net capital (gains) losses, net of tax(1)	(6,869)	(4,289)	(11,021)	51,647
Loss (gain) on early extinguishment of debt, net of tax(1)	75	-	75	(6,421)
Net operating income	$127,262	$148,974	$249,495	$386,009

Net income per common share (diluted)	$2.08	$2.28	$3.99	$5.10
Total realized net capital (gains) losses, net of tax(1)	(0.11)	(0.06)	(0.17)	0.78
Loss (gain) on early extinguishment of debt, net of tax(1)	-	-	-	(0.10)
Net operating income per common share (diluted)	$1.97	$2.22	$3.82	$5.78

GAAP annualized return on equity	12.8%	16.1%	8.3%	12.5%
Total realized net capital (gains) losses, net of tax(1)	(0.7)	(0.4)	(0.4)	1.9
Loss (gain) on early extinguishment of debt, net of tax(1)	-	-	-	(0.2)
Annualized operating return on equity	12.1%	15.7%	7.9%	14.2%

(1) Assumes a tax rate of 35%.

CONTACTS
Transatlantic Holdings, Inc.
Thomas V. Cholnoky, 212-365-2292